Exhibit 10.6
EXECUTION COPY
2011 SHAREHOLDERS’ AGREEMENT
THIS AGREEMENT is made as of January 9, 2011 by and among:

ALONY-HETZ PROPERTIES
& INVESTMENTS LTD.
a corporation incorporated
under the laws of the State of Israel,
(hereinafter called “Alony-Hetz”)
OF THE FIRST PART;
- and -

A.H. CANADA HOLDINGS LTD.;
a corporation incorporated
under the laws of Alberta,
(hereinafter called “Holdings”)
OF THE SECOND PART;
- and -

GAZIT-GLOBE LTD.,
a corporation incorporated under the laws of the State of Israel,
(hereinafter called “Gazit-Globe”)
OF THE THIRD PART;
- and -

GAZIT CANADA INC.,
a corporation incorporated under the laws of Ontario,
(hereinafter called “Gazit Canada”)
OF THE FOURTH PART;
- and -

GAZIT 2003 INC.,
a corporation incorporated under the
laws of Ontario,
(hereinafter called “Gazit 2003”)
OF THE FIFTH PART.
          WHEREAS First Capital Realty Inc. (“FCR” or the “Corporation”) is a corporation incorporated under the laws of the Province of Ontario, whose common shares are listed and posted for trading on the Toronto Stock Exchange;

          AND WHEREAS Alony-Hetz, Holdings, Gazit-Globe, Gazit Canada and Gazit Acquisition, Inc. entered into a Shareholders’ Agreement, dated as of October 5, 2000, as amended to date (the “Original Shareholders’ Agreement”);
          AND WHEREAS the Original Stockholders Agreement, following extensions of the original term thereof as agreed upon by the parties, will terminate as of the date hereof and the parties hereto desire to enter into this Shareholders’ Agreement such that Alony-Hetz, Holdings, Gazit-Globe, Gazit Canada and Gazit 2003 will have certain rights and obligations relating to their interests in common shares of the Corporation as set forth herein.
          THIS AGREEMENT WITNESSES THAT the parties herein agree as follows:
ARTICLE 1
DIRECTORS OF THE CORPORATION
1.01.	Directors.
(1)	So long as Alony-Hetz or any affiliate thereof and Gazit-Globe or any affiliate thereof hold Shares carrying votes exercisable in the election of directors of FCR:
(a)	each of Alony-Hetz and Gazit-Globe agrees to vote, or cause to be voted, all Shares from time to time held by it and its affiliates as follows:
(i)	subject to Article 1.01(4) below, in favour of the election as directors of FCR of two nominees of Alony-Hetz, so long as the aggregate number of Shares held by Alony-Hetz and its affiliates represents at least 7% of the total number of Shares issued and outstanding; or

(ii)	in favour of the election as a director of FCR of one nominee of Alony-Hetz, so long as the aggregate number of Shares held by Alony-Hetz and its affiliates represents less than 7% of the total number of Shares issued and outstanding but represents at least 3% of the total number of Shares issued and outstanding; and

(iii)	to ensure that the number of directors of FCR shall at no time exceed fifteen (15) without the express approval of Holdings; and
(b)	Alony-Hetz agrees to vote, or cause to be voted, all Shares from time to time held by Alony-Hetz and its affiliates, in favour of the election of Gazit-Globe’s nominees as the remaining directors of FCR.
(2)	One of such nominees, if Alony-Hetz has two nominees, shall be a resident Canadian (within the meaning of the Business Corporations Act (Ontario)) and shall be independent of FCR as determined in accordance with National Instrument 52-110 Audit Committees of the Canadian Securities Administrators.
(3)	If at any time Alony-Hetz and its affiliates cease to have any rights pursuant to (1) above, Alony-Hetz shall cause its and its affiliates’ nominees to forthwith resign as directors of FCR.
(4)	In the event that a change in Control (as defined below) of Alony-Hetz occurs as provided for in Section 3.04(2) and Nathan Hetz beneficially owns less than 15% of the outstanding equity interests in Alony-Hetz and this agreement is not terminated during the time period provided therefor, Article 1.01(1)(a)(i) shall be deemed to be amended by replacing the words “two nominees” with the words “one nominee.”
(5)	Any nominee of Alony-Hetz shall be reasonably acceptable to Gazit-Globe. In the event that Gazit-Globe determines that any such nominee is not acceptable to it, Gazit-Globe shall notify Alony-Hetz in writing of such determination, including the basis for the determination that such nominee is not reasonably acceptable, and Alony-Hetz shall be entitled to designate a replacement nominee who shall be subject to approval by Gazit-Globe as provided in this Article 1.01(5). Notwithstanding the foregoing, Nathan Hetz and the General Manager, the Chief Financial Officer and the Vice President of Business Development of Alony-Hetz shall be deemed acceptable for purposes of this Article 1.01(5).
1.02. Termination of Director Rights. The provisions of Article 1.01(1)(a)(i) shall terminate and be of no further force or effect if at any time Alony-Hetz and its affiliates cease to own for a period of 60 consecutive days at least a number of Shares in the aggregate representing at least 7% of the total number of Shares issued and outstanding.
1.03. Other Voting. Except as provided in Article 1.01(1) and subject to applicable law, the parties and their respective affiliates shall be entitled to vote their respective Shares in their sole and absolute discretion.
ARTICLE 2
PURCHASES AND SALES OF SECURITIES
2.01. Tag-Along Rights. If at any time Gazit-Globe or any affiliate thereof agrees to sell any of its Shares of any class to any third party, Gazit-Globe shall not complete, or permit such affiliate thereof to complete, such sale unless such third party offers, which offer shall remain irrevocable for a period of at least five business days (subject to the last paragraph of this Article 2.01), to purchase from Alony-Hetz and its affiliates, upon the same terms and conditions applicable to the sale by Gazit-Globe or such affiliate thereof, the same proportion, (rounded to the nearest whole number of Shares) of Alony-Hetz’s and its affiliates’ Shares of that class which the number of Shares of that class agreed to be sold by Gazit-Globe or such affiliate thereof to such third party is of the aggregate number of Shares of that class held by Gazit-Globe and its affiliates at the date of such agreement. The foregoing provision shall not apply to (i) any sale of Shares of any class (“Sale”) through the facilities of The Toronto Stock Exchange which, when added to the aggregate number of Shares of that class sold by Gazit-Globe and its affiliates through the facilities of the Exchange during the preceding 12-month period, does not exceed 5% of the total number of Shares of that class issued and outstanding at the date of such Sale, (ii) any Sale pursuant to any formal take-over bid as such term is defined in the the

Securities Act (Ontario), or (iii) any Shares pledged by Gazit-Globe or any affiliate thereof as security for a bona fide loan that are foreclosed upon or sold by the lender with respect to such loan.
A change in control of an affiliate of Gazit-Globe that holds Shares will be considered a sale of such Shares (a “Deemed Gazit-Globe Sale”) that is subject to this Article 2.01, such that Alony-Hetz shall be entitled to sell Shares as if Gazit-Globe had sold the Shares held by the affiliate the control over which is to be changed. If such affiliate has assets and/or liabilities in addition to Shares (such that the sale price of the interests in such affiliate may not be determinative of the sale price of the Shares held by such affiliate), then the price per Share applicable to the Deemed Sale for purposes of this Article 2.01 shall be as mutually agreed by the parties hereto in good faith; provided, that if the parties hereto are unable to agree on such price per Share within the five business day period during which the third party offers to purchase such Shares, the price per Share shall be determined by an independent investment bank mutually agreed upon by the parties hereto in good faith.
2.02. Drag-Along Rights. If at any time Gazit-Globe or any affiliate thereof agrees to sell any of its Shares of any class to any third party at a price per Share of $20.00 (Can.)(the “Minimum Price”) or more, Gazit-Globe may, by written notice given to Alony-Hetz, require Alony-Hetz and its affiliates to sell to such third party, upon the same terms and conditions applicable to the sale by Gazit-Globe or such affiliate thereof, the same proportion (rounded to the nearest whole number of Shares) of Alony-Hetz’s and its affiliates’ Shares of that class which the number of Shares of that class agreed to be sold by Gazit-Globe or such affiliate thereof to such third party is of the aggregate number of Shares of that class held, by Gazit-Globe and its affiliates at the date of such agreement.
2.03. Participation Rights. If at any time Alony-Hetz, Gazit-Globe or any of their respective affiliates (the “Offeror”) acquires any additional securities (whether debt or equity) of FCR, or securities of any issuer (within the current meaning of the Securities Act (Ontario)) which, or any affiliate of which, holds any securities of FCR (“Additional Securities”), the following provisions shall apply:
(1)	Alony-Hetz or Gazit-Globe, as the case may be, shall offer, or cause such affiliate thereof to offer, to the other (the “Offeree’’), by written notice given to the Offeree within three business days following the effective date of such acquisition, to sell to the Offeree that proportion (rounded in the case of equity securities to the nearest whole number, or in the case of debt securities to the nearest whole multiple of the smallest denomination in which such securities are transferable) of the Additional Securities which the aggregate number of Shares held by the Offeree and its affiliates was of the aggregate number of Shares held by Alony-Hetz, Gazit-Globe and their respective affiliates immediately prior to such effective date, at the same price per Additional Security, payable on the same basis, as the price paid for such Additional Securities by the Offeror;
(2)	the Offeree shall be entitled to accept such offer, in whole but not in part, by written notice given to the Offeror within three business days following the Offeree’s receipt of such offer, failing which the Offeree shall be deemed to have refused such offer; and
(3)	if the Offeree accepts the offer, completion of the transaction shall take place on the third business day following the giving of the notice pursuant to (2) above, on the same terms as the sale of the Additional Securities to the Offeror, mutatis mutandis.
The provisions of this Article 2.03 shall not apply to any acquisition of securities resulting from any conversion or exchange of any other securities of FCR or any such issuer or any dividend or other distribution paid or made by FCR or any such issuer in securities of FCR or such issuer.

2.04.	Right of First Offer.
(1)	If at any time Alony-Hetz or one of its affiliates desires to sell any Shares (each a “Selling Shareholder”) other than to another affiliate of Alony-Hetz that is or shall become a party to this agreement, the Selling Shareholder shall first deliver a written offer to Gazit-Globe (a “Shares Sale Offer Notice”). The Shares Sale Offer Notice shall disclose in reasonable detail the number of Shares proposed to be sold (the “First Offered Shares”), the price per Share (the “Share Price”) and any other material terms and conditions relating to the proposed sale. For the avoidance of doubt, the Selling Shareholder may not submit a Shares Sale Offer Notice unless it has a good faith intention of selling such First Offered Shares to a third party in an arm’s length transaction. Notwithstanding the foregoing, the Selling Shareholder shall not be obligated to sell all or any part of the First Offered Shares to any party other than to Gazit-Globe if Gazit-Globe delivers a Shares First Offer Election (as defined below) in accordance with Article 2.04(2).
(2)	During the 5 Business Days following the date the Shares Sale Offer Notice is received by Gazit-Globe (the “Shares Offer Period”), Gazit-Globe or one of its affiliates may make an election to purchase all or a portion of the First Offered Shares by delivering to the Selling Shareholder a written notice of election to purchase the First Offered Shares (such election, the “Shares First Offer Election” and the right to make such election, the “ROFO”). Such communication shall, when taken in conjunction with the Shares Sale Offer Notice, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such First Offered Shares on the terms and conditions contained in the Shares Sale Offer Notice.
(3)	In the event that Gazit-Globe or any affiliate elects to purchase all or a portion of the First Offered Shares, sale of such First Offered Shares to be sold to Gazit-Globe or its affiliate pursuant to this Article 2.04 shall be made at the offices of Gazit-Globe as soon as reasonably practicable after delivery of the Shares First Offer Election to the Selling Shareholder but in any event within 10 Business Days thereafter or such other place or date mutually agreed upon by the Selling Shareholder and Gazit-Globe. Such sales shall be effected by the Selling Shareholder’s delivery to Gazit-Globe of a certificate or certificates or other instrument evidencing the First Offered Shares to be purchased, free of encumbrances, duly endorsed for transfer to Gazit-Globe or its affiliate against payment in cash to the Selling Shareholder of the Share Price times the number of First Offered Shares purchased by Gazit-Globe or its affiliate.
(4)	If Gazit-Globe fails to deliver a Shares First Offer Election during the applicable Shares Offer Period, then the First Offered Shares may be sold by the Selling Shareholder at any time within 120 days after the termination of the applicable Shares Offer Period to any other person; provided, that the purchase price for the First Offered Shares shall equal at least 95% of the Share Price. Any First Offered Shares not sold within such 120-day period shall continue to be subject to the ROFO.
(5)	The ROFO provided for in this Article 2.04 shall not apply to sales or offers to sell by Alony-Hetz or an affiliate thereof (i) pursuant to a tender offer, exchange offer, merger or other similar transaction approved or not opposed by the Corporation’s board of directors (the “Board of Directors”) or (ii) a number of Shares that, together with sales of Shares by Alony-Hetz and its affiliates during the preceding 12 months do not exceed 1% of the outstanding Shares, on a fully diluted basis, and no Shares Sale Offer Notice, as applicable, need be delivered or provided to Gazit-Globe in connection therewith. The ROFO provided for in this Article 2.04 shall not apply to any Shares pledged by Alony-Hetz or its affiliates as security for a bona fide loan that are foreclosed upon or sold by the lender with respect to such loan; provided, that such Shares are not transferred by, or on behalf of, such lender to a competitor of Gazit-Globe or any of its affiliates and, provided further, that the lender shall have notified Gazit-Globe of its intention to transfer, or to cause the transfer of, such Shares to a third party and prior to such transfer used reasonable efforts to engage in good faith discussions with Gazit-Globe for the transfer of such Shares to Gazit-Globe during the 5 Business Days after the date on which Gazit-Globe received such notification from the lender.
(6)	A change in control of an affiliate of Alony-Hetz that holds Shares will be considered a sale of such Shares (a “Deemed Alony-Hetz Sale”) that is subject to this Article 2.04, such that Gazit-Globe shall have a ROFO with respect to the Shares held by the affiliate the control over which is to be changed. Notwithstanding the foregoing clauses (1) to (3), if such affiliate has assets and/or liabilities in addition to Shares (such that the sale price of the interests in such affiliate may not be determinative of the sale price of the Shares held by such affiliate), then the Share Price applicable to the Deemed Alony-Hetz Sale for purposes of subsection (4) of this Article 2.04, in the event that Gazit-Globe does not exercise the ROFO, shall be as mutually agreed upon in good faith by the parties hereto; provided, that if the parties hereto are unable to agree on the Share Price within 5 business days, the Share Price shall be determined by an independent investment bank mutually agreed upon by the parties hereto in good faith.
2.05. Limitations on Rights. Nothing contained in Articles 2.01, 2.02 and 2.04 shall apply to any sale of Shares, or shares of any affiliate, to Gazit-Globe or any direct or indirect wholly-owned subsidiary of Gazit-Globe or, for greater certainty, to an amalgamation of Gazit-Globe with any of its affiliates or between any two of Gazit-Globe’s affiliates; and nothing contained in Article 2.03 shall apply to any acquisition of Shares, or shares of any issuer, from Gazit-Globe, Alony-Hetz or any affiliate, other than such issuer, of Alony-Hetz or Gazit-Globe, as the case may be, or to any acquisition of shares of any direct or indirect wholly-owned subsidiary of Alony-Hetz or Gazit-Globe, as the case may be, or to any acquisition of shares of any affiliate of Gazit-Globe or Alony-Hetz, as applicable, so long as it remains an affiliate of Gazit-Globe or Alony-Hetz, as the case may be.
ARTICLE 3
GENERAL PROVISIONS
3.01.	Definitions; Adjustments.
(1)	In this agreement:

(a)	“affiliate” means any subsidiary within the current meaning of the Securities Act, (Ontario), but excludes FCR;
(b)	“business day” means any day on which banks are generally open for business in Toronto, Ontario and Tel Aviv, Israel; and
(c)	“held” means beneficially owned, and “hold” has a corresponding meaning.
(2)	For the purposes of Articles 1.01 through 1.03, 2.01, 2.02, 2.04, 2.05, 3.01(4), 3.02 and 3.04, “Shares” means:
(a)	the common shares in the capital of FCR, as now constituted, howsoever designated, and
(b)	the shares of any other class of FCR, into which or for which the Shares of any class are converted or exchanged.
(3)	For purposes of Articles 2.01, 2.04 and 3.10, a party (the “Controlled Party”) is controlled by another party (the “Controlling Party”) if the Controlling Party has the ability to appoint a majority of the board of directors or other governing body of the Controlled Party.
(4)	In case (i) the outstanding Shares shall be subdivided into a greater number of Shares, (ii) a dividend in Shares or other distribution in Shares shall be paid in respect of the Shares, (iii) the outstanding Shares shall be combined into a smaller number of Shares, or (iv) any shares of FCR’s capital stock are issued by reclassification of the Shares (including any reclassification upon a consolidation or merger in which FCR is the continuing corporation), the Minimum Price in effect immediately prior to such subdivision, combination or reclassification or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision, combination or reclassification or immediately after the record date of such dividend or distribution be proportionately adjusted to reflect such subdivision, combination, reclassification, dividend in Shares or other distribution in Shares.
3.02.	Affiliates Bound by Agreement.
(1)	Holdings agrees, and Alony-Hetz shall cause each other affiliate of Alony-Hetz which from time to time holds any Shares to agree, with Gazit-Globe, to be bound by the provisions of Articles 1.01, 2.02, 2.03, 2.04 and 3.03 so long as Holdings or such other affiliate, as the case may be, holds any Shares.
(2)	Each of Gazit Canada and Gazit 2003 agrees, and Gazit-Globe shall cause each other affiliate of Gazit-Globe which from time to time holds any Shares to agree, with Alony-Hetz, to be bound by the provisions of Articles 1.01, 2.01, 2.03 and 2.04, so long as Gazit Canada, Gazit 2003 or such, other affiliate, as the case may be, holds any Shares.
(3)	Alony-Hetz agrees to give written notice to Gazit-Globe, and Gazit-Globe agrees to give written notice to Alony-Hetz, in each case if permitted by applicable law, at least three business days prior to any sale of Shares, or shares of any affiliate which, or any affiliate of which, holds any Shares, by Alony-Hetz, Gazit-Globe or any of their respective affiliates, as the case may be, in the case of Gazit-Globe or any affiliate thereof limited to any sale to which the provisions of Articles 2.01 and 2.04 do not apply.

3.03. Restrictions on Certain Actions. During the term of this agreement, Alony-Hetz shall not, without the prior written consent of the board of directors of the Corporation:
(1)	directly or indirectly seek, or permit any affiliate thereof or other person over whom or of which Alony-Hetz has control (a “Controlled Person”) to seek or encourage or assist any associate or partner of Alony-Hetz to seek, representation on the board of directors of the Corporation, except as provided in Article 1.01, or otherwise to participate in or influence the Corporation’s management, management decisions, operating policies, or governing corporate instruments;

(2)	instigate or join in any attempt to change the Corporation’s management, management decisions, operating policies, governing corporate instruments or conduct of its business and affairs;

(3)	solicit or permit any Controlled Person to solicit, or encourage or assist any associate or partner of Alony-Hetz to solicit, proxies with respect to any shares of common stock or other securities of the Corporation entitled to vote generally for the election of directors or otherwise (“Voting Securities”) under any circumstance, or become a “participant”, or permit any Controlled Person or encourage or assist any associate or partner of Alony-Hetz to become a “participant”, in any “election contest” relating to the election of directors of the Corporation, changes in governing corporate instruments or otherwise (as such terms are used in Rule 14a-11 of Regulation 14A under the United States Securities Exchange Act of 1934, as amended);

(4)	deposit, or permit any Controlled Person or encourage or assist any associate or partner of Alony-Hetz to deposit, any Voting Securities in a voting trust or similar arrangement, or subject or permit any Controlled Person or encourage or assist any associate or partner of Alony-Hetz to subject any Voting Securities to a voting or similar agreement, except as provided by this agreement;

(5)	take any action, alone or in concert with any other person to acquire or affect the control of the Corporation or, directly or indirectly, participate in, or encourage the formation of, any group seeking to obtain or take control of the Corporation; or directly or indirectly seek to influence any of the Corporation’s contractual relationships, whether orally, in writing or otherwise (including, without limitation, the Corporation’s contractual relationships with its auditors, its investment bankers and its lenders).
For the avoidance of doubt, this Article 3.03 shall not restrict actions by a director of FCR designated by Alony-Hetz taken solely in his or her capacity as a director.
3.04.	Termination.
(1)	This agreement shall terminate automatically (i) upon the tenth anniversary of the date of this agreement or (ii) if at any time Alony-Hetz and its affiliates cease to hold Shares in the aggregate representing at least 3% of the total number of Shares issued and outstanding for more than 90 consecutive days or (iii) if at any time, Gazit-Globe and its affiliates (or, for the avoidance of doubt, any of their permitted assignees pursuant to Article 3.10 below) cease to hold Shares in the aggregate representing at least 20% of the total number of Shares issued and outstanding for more than 90 consecutive days.

(2)	Gazit-Globe, Gazit Canada and Gazit 2003 may terminate this agreement by written notice to Alony-Hetz within 60 days after both of the following (a) and (b) have occurred:
(a)	a change in “Control” (which, when used in this agreement, shall mean Control as defined in Section 1 of The Securities Law, 1968, of the State of Israel) of Alony-Hetz ; and
(b)	either (A) Nathan Hetz ceases to be a member of the board of directors of FCR or (B) Nathan Hetz beneficially owns less than 5% of the outstanding equity interests in Alony-Hetz, on a fully diluted basis.
(3)	Gazit-Globe agrees that, if it is notified in advance of a proposed change in Control of Alony-Hetz, which notice will include the name of the new person to possess Control over Alony-Hetz (the “Alony-Hetz Control Notice”), it will provide Alony-Hetz, within 10 business days of receipt of the Alony-Hetz Control Notice, with an irrevocable notice as to whether or not it, Gazit Canada and Gazit America would terminate this agreement pursuant to Article 3.04(2).
(4)	Alony-Hetz and Holdings may terminate this agreement by written notice to Gazit-Globe within 60 days after a change in Control of Gazit-Globe.
(5)	Alony-Hetz and Holdings agree that, if it is notified in advance of a proposed change in Control of Gazit-Globe, which notice will include the name of the new person to possess Control over Gazit-Globe (the “Gazit-Globe Control Notice”), they will provide Gazit-Globe, within 10 business days of its receipt of the Gazit-Globe Control Notice, with an irrevocable notice as to whether or not they would terminate this agreement pursuant to Article 3.04(4).
(6)	Termination of this agreement shall not affect the provisions of Article 1.01(3), any right or obligation pursuant to Article 2.01, 2.02 or 2.04 arising out of or in respect of any agreement to sell Shares, or shares of any affiliate, made by Gazit-Globe or any affiliate thereof prior to such termination, any right or obligation pursuant to Article 2.03 arising out of or in respect of any acquisition of Additional Securities made prior to such termination, or any liability for any breach of this agreement.
3.05. Notices. Any notice or other communication contemplated by this agreement shall be in writing delivered or sent by telecopier:
(1)	in the case Alony-Hetz, Holdings or any other affiliate of Alony-Hetz, to:
Alony-Hetz Properties & Investments Ltd. Moshe Aviv Tower 7 Jabotinsky Street Ramat Gan 52520 Israel Telecopier No.: (972)(3) 751-4730
or to such other address or telecopier of which Alony-Hetz, Holdings or such other affiliate shall have last given notice to the party giving such notice; and
(2)	in the case of Gazit-Globe or any affiliate of Gazit-Globe, to:

Gazit Canada Inc. c/o University Avenue Suite 910 Toronto, Ontario M5J 2H7

Telecopier No.: (416) 941-1655 Attention: Dori Segal
or to such other address or telecopier of which Gazit-Globe or an affiliate thereof shall have last given notice to the party giving such notice.
Any notice so delivered shall be deemed to have been given and received on the date of delivery thereof, and if so sent by telecopier shall be deemed to have been given and received on the date following transmission thereof or if either such date is not a business day, on the next business day following such date.
3.06.	Representatives.
(1)	Any decisions, consents, agreements, notices or communications required in connection with this agreement by Gazit-Globe, Gazit Canada or Gazit 2003 shall be made, written or delivered by its representative, Gazit-Globe, and Alony Hetz and Holdings shall be entitled to rely on the decisions, consents, agreements, notices or communications from Gazit-Globe without further action from Gazit Canada or Gazit 2003.
(2)	Any decisions, consents, agreements, notices or communications required in connection with this agreement by Alony-Hetz or Holdings shall be made, written or delivered by its representative, Alony-Hetz and Globe, Gazit Canada and Gazit 2003 shall be entitled to rely on the decisions, consents, agreements, notices or communications from Alony-Hetz without further action from Holdings.
3.07. Entire Agreement. Except as set forth in the Original Shareholders’ Agreement with respect to periods prior to the date hereof, this agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and all prior agreements, discussions and understandings are merged herein. None of the parties hereto shall be bound by any terms or conditions with respect to the subject matter hereof other than as expressly provided for herein or as duly set forth in writing by subsequent written agreement of the parties hereto.
3.08. Time of the Essence. Time shall be of the essence of this agreement and of every provision hereof.
3.09. Arbitration. Any dispute between Alony-Hetz or any affiliate thereof on the one hand, and Gazit-Globe or any affiliate thereof on the other hand, arising out of or in respect of this agreement which cannot be resolved by agreement between such parties shall be submitted to arbitration as herein provided by one party giving notice to the other party. The notice so given by the party submitting the dispute to arbitration shall appoint an arbitrator on behalf of such party, and the other party shall appoint an arbitrator within fifteen (15) days of receipt of the said notice. The two arbitrators shall then appoint a third arbitrator within a further period of thirty (30) days, failing which either party may apply to a court to appoint such arbitrator. In the event that the party to whom notice is given, as aforesaid fails to appoint an arbitrator then the arbitrator appointed by the party so giving notice shall act as a sole arbitrator.

The arbitration shall be governed by fee provisions of the Arbitration Act (Ontario) or the International Commercial Arbitration Act (Ontario), whichever is applicable. The arbitrator or arbitrators, as the case may be, shall reach a determination and render an opinion in writing explaining such determination, which shall be final and binding upon the parties hereto.
3.10.	Assignment; Amendments.
(1)	Any party hereto (an “Assignor”) may assign its rights and obligations hereunder to another party (an “Assignee”) that is controlled by or under common control with the Assignor; provided, that the Assignee that agree in writing to be subject to the terms and conditions of this agreement to which the Assignor was subject.
(2)	Gazit-Globe or any affiliate of Gazit-Globe referred to in the preceding sentence or being a party to this agreement may assign any of its rights pursuant to this agreement (including the rights of assignment pursuant to this Article) (i) by way of security to any bank or financial institution extending loans or providing credit to it or any affiliate of it in connection with the pledge to such bank or financial institution or the acquisition by such bank or financial institution of Shares (“Pledged Shares”) that represent (as of the date of such assignment) 20% or more of the outstanding Shares (a “Control Block”) or (ii) upon any subsequent sale of the Pledged Shares following a foreclosure to any entity or group that acquires a “Control Block”; provided, further, that in the event that this agreement is assigned in accordance with this sentence, Article 2.02 hereof shall be deemed to be amended by adding the words “the higher of: (i) the average closing price of the five (5) trading days preceding the date on which Gazit-Globe provides the notice to Alony-Hetz as stated below and (ii)” immediately prior to the words “$20.00 or more.”
(3)	Except as provided in the preceding clauses (1) and (2), neither this agreement nor any rights or benefits hereunder shall be assignable by any of the parties hereto without the prior written consent of the other parties, but subject thereto this agreement shall enure to the benefit of and be binding upon the parties’ respective legal, personal representatives successors and permitted assigns.
(4)	Except in the case of an assignment pursuant to clause (2) of this Article 3.10, in the event that any party hereto shall cease to be controlled by either Gazit-Globe or Alony-Hetz, as applicable, the rights and obligations of such party under this agreement shall terminate and the Shares owned by such party shall no longer be considered owned by Gazit-Globe or Alony-Hetz, as applicable, for purposes of this agreement.
3.11. Dividends. Alony-Hetz and Gazit-Globe believe that it is in the best interests of FCR’s shareholders to have regular dividend payments and for such dividends to increase subject to and in tandem with growth in FCR’s earnings and funds from operations. The foregoing statement is an expression of belief only and shall not have any legal force or effect whatsoever.
3.12. Counterparts. This agreement may be executed and delivered in two or more counterparts, and shall constitute a valid and binding agreement between the parties upon executed and delivery to each party of a counterpart or counterparts executed by each other party. Delivery of an executed counterpart of this agreement by telecopier shall have the same effect as delivery of an original of such counterpart.

3.13. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be treated in all respects as an Ontario contract.
IN WITNESS WHEREOF the parties have duly executed this Agreement.

SIGNED, SEALED AND DELIVERED in the presence of	) ) ) )	ALONY HETZ PROPERTIES AND INVESTMENTS LIMITED
	)	Per:
)
	) ) )	A.H. CANADA HOLDINGS LTD.
	)	Per:
)
	) ) )	GAZIT-GLOBE LTD.
	)	Per:
)
	) ) )	GAZIT CANADA INC.
	)	Per:
) )
	) ) )	GAZIT 2003 INC.
	)	Per: